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                                                                    Exhibit 99.B

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

Amendment No. 1 to Agreement and Plan of Merger, dated as of January 10, 2000 (this "AMENDMENT"), to the Agreement and Plan of Merger, dated as of November 14, 1999 (the "MERGER AGREEMENT"), among Data Broadcasting Corporation, a Delaware corporation, Pearson Longman, Inc. a Delaware corporation and the sole shareholder of Lynx, Detective Merger-Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Detective, and Interactive Data Corporation, a Delaware corporation.

WHEREAS, the parties desire to amend the Merger Agreement and Exhibit B thereto in certain respects.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. AMENDMENTS TO MERGER AGREEMENT.

         (a) The number "56,453,800" appearing in the first WHEREAS clause of the Merger Agreement is hereby deleted and replaced with "56,423,949".

         (b) The number "56,453,800" appearing in the third WHEREAS clause of Exhibit "B" to the Merger Agreement is hereby deleted and replaced with "56,423,949".

SECTION 2. MISCELLANEOUS. Except as and to the extent expressly modified by this Amendment, the Merger Agreement (including all exhibits thereto) shall remain in full force and effect in all respects. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                     INTERACTIVE DATA CORPORATION


                                     By: /s/ PHILIP J. HOFFMAN
                                         -----------------------------------
                                            Name:  Philip J. Hoffman
                                            Title: Authorized Person


                                     PEARSON LONGMAN, INC.


                                     By: /s/ PHILIP J. HOFFMAN
                                         -----------------------------------
                                            Name:  Philip J. Hoffman
                                            Title: Authorized Person


                                     DATA BROADCASTING CORPORATION


                                     By: /s/ MARK F. IMPERIALE
                                         -----------------------------------
                                            Name:  Mark F. Imperiale
                                            Title: President

                                     and


                                     DETECTIVE MERGER-SUB, INC.


                                     By: /s/ MARK F. IMPERIALE
                                         -----------------------------------
                                            Name:  Mark F. Imperiale
                                            Title: President